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                                                                     EXHIBIT 3.3


                              AMENDMENT TO BYLAWS


     "RESOLVED that the Bylaws of the Corporation are hereby amended, pursuant to Article X of those Bylaws as follows:

                       Article IX is deleted in its entirety."